SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2017, the Board of Directors (the “Board”) of Five Prime Therapeutics, Inc. (“FivePrime”) elected Garry Nicholson to serve as a Class I member of the Board to serve a three-year term until the 2020 annual meeting of stockholders, or until his successor is duly elected and qualified. Mr. Nicholson filled the vacancy created by Robert L. Douglas’s retirement from the Board upon the expiration of Mr. Douglas’s three-year term on May 10, 2017 at FivePrime’s 2017 annual meeting of stockholders.

The Board has not appointed Mr. Nicholson to any committees of the Board at this time.

In accordance with FivePrime’s Non-Employee Director Compensation Policy (the “Policy”), FivePrime will pay Mr. Nicholson an annual retainer of $40,000 for his service as a director, which will be paid in quarterly installments. In addition, in accordance with the Policy, on May 10, 2017, the Board granted to Mr. Nicholson a one-time initial award of options to purchase 15,000 shares of common stock of FivePrime, which will vest in equal annual installments over a three-year period, subject to Mr. Nicholson’s continued service on the Board through each vesting date. In accordance with the Policy, Mr. Nicholson will also be eligible to receive an annual award of options to purchase 10,000 shares of common stock of FivePrime, which would vest in its entirety on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day before the subsequent annual meeting of stockholders, subject to Mr. Nicholson’s continued service on the Board through such date.

There is no arrangement or understanding between Mr. Nicholson and any other person pursuant to which Mr. Nicholson was elected as a member of the Board. There are no relationships or transactions between Mr. Nicholson and FivePrime that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: May 15, 2017

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